EXHIBIT 99.1

Citizens Community Bancorp, Inc. Reports Earnings of $0.35 Per Share in 1Q23;
Deposit and Loan Balances Increase From Prior Quarter

EAU CLAIRE, WI, April 25, 2023 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $3.7 million and earnings per diluted share of $0.35 for the quarter ended March 31, 2023, compared to $4.7 million and $0.45 per diluted share for the quarter ended December 31, 2022, and $4.7 million and $0.45 per diluted share for the quarter ended March 31, 2022, respectively.
The Company’s first quarter of 2023 operating results reflected the following changes from the fourth quarter of 2022: (1) lower net interest income due to the impact of higher deposit costs; and (2) lower non-interest income of $0.6 million due to decreases in net gains on investment securities, partially offset by lower credit loss provision due to lower loan growth and improved asset quality.
“Despite unusual challenges presented to us by rapidly rising interest rates, highly publicized bank failures and continued discussion of a pending economic recession, our underlying resilience and teamwork produced a return on tangible shareholders’ equity of 12% for our first quarter of 2023. Much effort has been put into the Bank’s operations designed to ensure efficiency, diversification of deposits and loans and continued growth in franchise value. Our largely small and rural markets have provided stability in employment and deposits with customer outlooks generally positive about 2023. The stability of our deposit base also benefits from the fact that 82% are either insured or collateralized,” stated Stephen Bianchi, Chairman, President and Chief Executive Officer. “We expect to see annual loan growth moderating to low single digit percentage growth in 2023 as higher interest rates appear to be affecting new project feasibility. Asset quality improved further with a 25% reduction in criticized loans to $22.1 million, non-performing assets to total assets of .63%, and minimal loan net charge offs of $23 thousand.”
Book value per share was $15.70 at March 31, 2023, compared to $16.03 at December 31, 2022, and $15.72 at March 31, 2022. Tangible book value per share (non-GAAP)1 was $12.48 at March 31, 2023, compared to $12.77 at December 31, 2022, and $12.40 at March 31, 2022. For the quarter, tangible book value was positively influenced by net income, intangible amortization and lower accumulated other comprehensive loss on investment securities, offset by dividend payments to shareholders and the adoption of the Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“CECL”).

March 31, 2023 Highlights: (as of or for the 3-month period ended March 31, 2023 compared to December 31, 2022 and March 31, 2022.)

•Quarterly earnings of $3.7 million, or $0.35 per diluted share for the quarter ended March 31, 2023, decreased from the quarter ended December 31, 2022, earnings of $4.7 million or $0.45 per diluted share, and decreased from the quarter ended March 31, 2022, earnings of $4.7 million or $0.45 per diluted share.

•Quarterly earnings, as adjusted (non-GAAP)1, were $3.7 million, or $0.35 per diluted share for the quarter ended March 31, 2023, compared to $5.2 million or $0.49 per diluted share for the quarter ended December 31, 2022, and $4.7 million or $0.45 per diluted share for the quarter ended March 31, 2022.

•Net interest income decreased $1.7 million to $12.8 million for the quarter ended March 31, 2023 from $14.5 million the previous quarter and decreased $0.4 million from the first quarter of 2022. First quarter 2023 net interest income without SBA PPP net loan fee accretion and loan purchase accretion decreased $1.5 million from the fourth quarter of 2022 and increased $0.1 million from the first quarter of 2022. The decrease in net interest income and net interest margin from year end is due to a reduction in commercial non-interest-bearing balances in January, replaced with higher cost borrowings, higher CD costs, an increase in indexed municipal deposits rates and other customer rate increases more than offsetting the 9 basis points increase in asset yields.

•The net interest margin without SBA PPP net loan fee accretion and loan purchase accretion was 2.99% for the quarter ended March 31, 2023 compared to 3.33% for the previous quarter and 3.11% for the comparable quarter one year earlier.

•The first quarter provision for credit losses was $0.05 million due to modest loan growth and strong credit results, compared to $0.70 million for the preceding quarter. No credit loss provision was realized during the first quarter a year ago due to low net charge-offs, decreases in criticized assets and stable economic conditions in our markets.

•The Company adopted CECL using the modified retrospective approach effective January 1, 2023 and, as a result, increased the allowance for credit losses (“ACL”) on loans by $4.7 million and established an off-balance sheet reserve of $1.5 million. The increase in ACL is primarily CRE and is primarily due to the impact of the remaining maturity of the portfolio.

•The efficiency ratio increased to 66% for the quarter ended March 31, 2023 from 61% for the quarter December 31, 2022, as lower non-interest expense was more than offset by lower net interest income.

•Gross loans increased by $9.0 million during the first quarter of 2023. Draws on construction loans increased $12.5 million. As a result of current market conditions, residential 10/1 ARM loan originations were added to the portfolio which resulted in residential mortgage loan growth of $5.0 million. The commercial and industrial loan decrease of $5.1 million was largely due to the reduction and payoff of a special mention credit. Agricultural operating loans decreased $4.7 million due to normal seasonality.

•Nonperforming assets were $11.7 million at March 31, 2023, compared to $12.7 million at December 31, 2022.

•Substandard loans decreased by $1.9 million to $15.4 million at March 31, 2022, compared to $17.3 million at December 31, 2022.

•Our office loan portfolio is $45 million and consists of 72 loans. There are no criticized loans in the portfolio and there have been no charge-offs in the trailing twelve months.

•Special mention loans decreased $5.5 million from the December 31, 2022 balance of $12.2 million to $6.6 million at March 31, 2023, as a large C&I loan paid off in the first quarter of 2023.

•Stockholders’ equity as a percent of total assets was 8.84% at March 31, 2023, compared to 9.20% at December 31, 2022. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 was 7.16% at March 31, 2023, compared to 7.47% at December 31, 2022. The impact of the adoption of CECL of $4.4 million, the annual dividend payment of $3.0 million and modest asset growth outweighed the impact of net income, a decrease in unrealized losses in the available for sale portfolio and amortization of intangibles.

•Consumer, commercial and government deposits have been stable since January 31, 2023 and since the two large coastal bank failures in early March. There are no material customer or industry concentrations. A decrease in deposits during January occurred as a couple of commercial accounts invested funds in their businesses.

•At March 31, 2023 our deposit portfolio composition was 55% consumer, 27% commercial, 14% public and 4% brokered deposits. At December 31, 2022 our deposit portfolio composition was 57% consumer, 28% commercial, 12% public and 3% brokered deposits.

•Uninsured and uncollateralized deposits were $252.7 million, or 18% of total deposits, at March 31, 2023 and $298.8 million, or 21% of total deposits, at December 31, 2022. Uninsured deposits alone at March 31, 2023 were $413.5 million, or 29% of total deposits, and $441.2 million, or 31% of total deposits at December 31, 2022, with the difference being fully secured government deposits.

•On-balance sheet liquidity, collateralized borrowing and uncomitted federal funds availability was 205% of uninsured and uncollateralized deposits at March 31, 2023 and 191% at December 31, 2022.

•On-balance sheet liquidity, collateralized borrowing and uncommitted federal funds availability was $517.4 million at March 31, 2023 and $570.0 million at December 31, 2022.
Balance Sheet and Asset Quality
Total assets increased modestly by $44.3 million during the quarter to $1.86 billion at March 31, 2023, compared to $1.82 billion at December 31, 2022.
Cash and cash equivalents increased $29.7 million during the quarter to $65.1 million at March 31, 2023, largely due to an increase in interest-bearing deposits of $20 million.
Securities available for sale increased $7.4 million during the quarter ended March 31, 2023 to $173.4 million from $166.0 million at December 31, 2022. This increase was primarily due to the purchase of floating-rate SBA backed pass-through securities, with a modest increase in the market value of the portfolio more than offsetting principal repayments.
Securities held to maturity decreased $1.1 million to $95.3 million during the quarter ended March 31, 2023 from $96.4 million at December 31, 2022 due to principal repayments.
Total loans receivable increased to $1.421 billion at March 31, 2023 from $1.412 billion at December 31, 2022. Draws on construction loans increased $12.5 million during the first quarter. As a result of current market conditions, residential 10/1 ARM loan originations were added to the portfolio which resulted in residential mortgage loan growth of $5.0 million. The commercial and industrial loan portfolio decrease of $5.1 million was largely due to the reduction and payoff of a special mention credit. Agricultural operating loans decreased $4.7 million due to normal seasonality.
The allowance for credit losses on loans increased to $22.7 million at March 31, 2023, largely as a result of the $4.7 million CECL transition adjustment, representing 1.60% of total loans receivable. At December 31, 2022, the allowance for loan losses was 1.27% of total loans receivable. For the quarter ended March 31, 2023, the Bank had net charge offs of $23 thousand.

Allowance for Credit Losses (“ACL”) - Loans Percentage
(in thousands, except ratios)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Loans, end of period	$1,420,955	$1,411,784	$1,375,876	$1,346,855
Allowance for credit losses - Loans	$22,679
Allowance for loan losses “ALL”		$17,939	$17,217	$16,825
ACL - Loans as a percentage of loans, end of period	1.60%
ALL as a percentage of loans, end of period		1.27%	1.25%	1.25%

Allowance for Credit Losses - Unfunded Commitments:
(in thousands)

In addition to the ACL - Loans, the Company has established an ACL - Unfunded Commitments of $1,530 at March 31, 2023 and $0 at December 31, 2022, classified in other liabilities on the consolidated balance sheets.

	March 31, 2023 and Three Months Ended	December 31, 2022 and Three Months Ended
ACL - Unfunded commitments - beginning of period	$—	$—
Cumulative effect of ASU 2016-13 adoption	1,537	—
Reductions to ACL - Unfunded commitments via provision for credit losses charged to operations	(7)	—
ACL - Unfunded commitments - end of period	$1,530	$—

Nonperforming assets declined to $11.7 million or 0.63% of total assets at March 31, 2023, compared to $12.7 million or 0.70% at December 31, 2022.

	(in thousands)
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Special mention loan balances	$6,636	$12,170	$20,178	$17,274	$1,849
Substandard loan balances	15,439	17,319	20,227	20,680	24,822
Criticized loans, end of period	$22,075	$29,489	$40,405	$37,954	$26,671
Special mention loans decreased $5.5 million, largely due to a payoff of a commercial loan. Substandard loans decreased modestly by $1.9 million to $15.4 million at March 31, 2023, compared to $17.3 million at December 31, 2022.
From a month-end perspective, deposits remained stable. From March 7, 2023 to March 31, 2023, a period closely monitored for unusual withdrawal activity, balances remained stable. Deposit composition changed during the quarter ended March 31, 2023, as both business and retail depositors sought higher yields on deposit accounts. For the quarter, retail deposits remained stable, with customers returning to higher yielding certificates with money moving from money market and savings accounts. In January 2023, commercial non-interest bearing deposits fell as commercial customers decreased their cash balances to support the needs of their businesses. Modest brokered deposit growth supplemented deposit growth, with $10 million of brokered money market growth and $15 million of brokered certificate growth.

Deposit Portfolio Composition
(in thousands)

	March 31, 2023	February 28, 2023	January 31, 2023	December 31, 2022
Consumer deposits	$786,614	$784,162	$779,476	$805,598
Commercial deposits	391,534	388,770	385,071	405,733
Public deposits	194,683	193,213	195,115	173,548
Brokered deposits	63,962	53,963	39,841	39,841
Total deposits	$1,436,793	$1,420,108	$1,399,503	$1,424,720
Deposit Composition
(in thousands)

	March 31, 2023	December 31, 2022	March 31, 2022
Non-interest bearing demand deposits	$247,735	$284,722	$269,481
Interest bearing demand deposits	390,730	371,210	423,251
Savings accounts	214,537	220,019	241,072
Money market accounts	309,005	323,435	321,409
Certificate accounts	274,786	225,334	173,010
Total deposits	$1,436,793	$1,424,720	$1,428,223
Federal Home Loan Bank advances increased $40 million to $182.5 million at March 31, 2023 from $142.5 million one quarter earlier. Relative to brokered deposits and maturity sensitivity, FHLB advances provided a less expensive funding option.
The Company did not repurchase any of the Company’s common stock in the first quarter of 2023. As of March 31, 2023, approximately 243 thousand shares remain available for repurchase under the current share repurchase authorization.

Review of Operations
Net interest income was $12.8 million for the first quarter ended March 31, 2023, compared to $14.5 million for the quarter ended December 31, 2022, and decreased slightly from $13.2 million for the quarter ended March 31, 2022. Net interest income for the first quarter of 2022, included $0.3 million of SBA PPP net loan fee accretion. “The decrease in net interest income in the first quarter was due to funding costs exceeding increases in assets yields. Though our one-year interest rate risk profile remains nearly neutral with repricing borrowings and deposits modestly exceeding repricing assets, we expect to see a reduction in the net interest margin in the second quarter of 2023, due to increasing CD costs as ending certificate rates exceeded the first quarter average by 50 basis points and the full quarter impact of late first quarter deposit repricing,” said Jim Broucek, Executive Vice President and Chief Financial Officer.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$12,795	3.02%	$14,478	3.40%	$14,457	3.43%	$14,267	3.46%	$13,167	3.25%
Less non-accretable difference realized as interest from payoff of purchased credit impaired (“PCI”) loans	—	—%	(109)	(0.02)%	(34)	(0.01)%	(70)	(0.02)%	(26)	(0.01)%
Less accelerated accretion from payoff of certain PCI loans with transferred non-accretable differences	—	—%	(32)	(0.01)%	(117)	(0.06)%	(308)	(0.08)%	(11)	—%
Less accretion for PCD loans	(37)	(0.01)%	—	—%	—	—%	—	—%	—	—%
Less scheduled accretion interest	(84)	(0.02)%	(169)	(0.04)%	(247)	(0.03)%	(255)	(0.06)%	(264)	(0.07)%
Without loan purchase accretion	$12,674	2.99%	$14,168	3.33%	$14,059	3.33%	$13,634	3.30%	$12,866	3.17%
Less SBA PPP net loan fee accretion	—	—%	—	—%	—	—%	(39)	(0.01)%	(259)	(0.06)%
Without SBA PPP net loan fee accretion and loan purchase accretion	$12,674	2.99%	$14,168	3.33%	$14,059	3.33%	$13,595	3.29%	$12,607	3.11%
Credit loss provisions for the quarter ended March 31, 2023 were $50 thousand reflecting the expanding loan portfolio. Loan loss provisions for the quarters ended December 31, 2022, and March 31, 2022, were $0.7 million and $0, respectively.
Non-interest income decreased to $2.3 million in the quarter ended March 31, 2023, compared to $2.9 million in the quarter ended December 31, 2022 and $2.7 million in the quarter ended March 31, 2022. The decrease in the first quarter of 2023, compared to the fourth quarter of 2022, was largely due to lower gains on investment securities. Relative to the comparable quarter one year earlier, non-interest income was lower as a result of lower gain on sale of loans and lower loan servicing income.
Total non-interest expense decreased $215 thousand in the first quarter of 2023 to $10.1 million, compared to $10.3 million for the quarter ended December 31, 2022, and $9.7 million for the quarter ended March 31, 2022. The decrease from the fourth quarter of 2022 was due to: (1) lower other non-interest expense of $0.5 million, largely due to fourth quarter branch closure costs primarily associated with reductions in value of the two closed branches totaling $0.7 million; (2) new market tax credit depletion being reclassified to tax expense (see provision for taxes below); (3) lower marketing expenses due to seasonality; and (4) a reduction in the amortization of core deposit intangibles. These decreases were partially offset by the impact of a one-time seasonal $0.3 million reduction in compensation expense recognized in the fourth quarter of 2022 and increases in other related benefits, occupancy and data processing.
Provision for income taxes decreased to $1.3 million in the first quarter of 2023 from $1.6 million in the fourth quarter of 2022 due primarily to lower pre-tax income. However, income tax provisions were impacted by the adoption of new accounting practices related to tax credit investments. “Effective January 1, 2023, the Company early adopted ASU 2023-02. This guidance results in new market tax credit depletion being reclassified from non-interest expense to tax expense and changes the amortization method to be proportional to the tax credit realized. As a result, retained earnings increased $130 thousand, effective January 1, 2023, non-interest expense decreased by $162 thousand from the previous quarter results, and the effective tax rate increased to 25.5% in the first quarter,” said Broucek. The effective tax rate was 25.6% in the previous quarter due to higher net income and 24.2% for the comparable prior year quarter.

These financial results are preliminary until the Form 10-Q is filed in May 2023.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 23 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include conditions in the financial markets and economic conditions generally; adverse impacts to the Company or Bank arising from the COVID-19 pandemic; acts of terrorism and political or military actions by the United States or other governments; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; higher lending risks associated with our commercial and agricultural banking activities; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; disintermediation risk; our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; cybersecurity risks; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; the potential volatility of our stock price; accounting standards for credit losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 7, 2023 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminate the impact of certain expenses such as branch closure costs and related severance pay, accelerated depreciation expense and lease termination fees, and the gain on sale of branch deposits and fixed assets. Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	March 31, 2023 (unaudited)	December 31, 2022 (audited)	March 31, 2022 (unaudited)
Assets
Cash and cash equivalents	$65,050	$35,363	$84,364
Other interest bearing deposits	249	249	1,511
Securities available for sale “AFS”	173,423	165,991	187,905
Securities held to maturity “HTM”	95,301	96,379	104,894
Equity investments	2,151	1,794	1,291
Other investments	17,428	15,834	15,084
Loans receivable	1,420,955	1,411,784	1,290,176
Allowance for credit losses	(22,679)	(17,939)	(16,818)
Loans receivable, net	1,398,276	1,393,845	1,273,358
Loans held for sale	761	—	2,528
Mortgage servicing rights, net	4,120	4,262	4,614
Office properties and equipment, net	20,197	20,493	21,393
Accrued interest receivable	5,550	5,285	4,179
Intangible assets	2,245	2,449	3,499
Goodwill	31,498	31,498	31,498
Foreclosed and repossessed assets, net	1,113	1,271	1,368
Bank owned life insurance (“BOLI”)	25,118	24,954	24,464
Other assets	18,240	16,719	13,519
TOTAL ASSETS	$1,860,720	$1,816,386	$1,775,469
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,436,793	$1,424,720	$1,428,223
Federal Home Loan Bank (“FHLB”) advances	182,530	142,530	85,530
Other borrowings	67,300	72,409	87,062
Other liabilities	9,536	9,639	9,160
Total liabilities	1,696,159	1,649,298	1,609,975
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 10,482,821, 10,425,119 and 10,526,781 shares issued and outstanding, respectively	105	104	105
Additional paid-in capital	119,327	119,240	119,789
Retained earnings	61,720	65,400	52,562
Accumulated other comprehensive loss	(16,591)	(17,656)	(6,962)
Total stockholders’ equity	164,561	167,088	165,494
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,860,720	$1,816,386	$1,775,469
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31, 2023 (unaudited)	December 31, 2022 (unaudited)	March 31, 2022 (unaudited)
Interest and dividend income:
Interest and fees on loans	$17,126	$17,042	$13,767
Interest on investments	2,547	2,317	1,609
Total interest and dividend income	19,673	19,359	15,376
Interest expense:
Interest on deposits	4,348	2,695	1,068
Interest on FHLB borrowed funds	1,493	1,127	311
Interest on other borrowed funds	1,037	1,059	830
Total interest expense	6,878	4,881	2,209
Net interest income before provision for credit losses	12,795	14,478	13,167
Provision for credit losses	50	700	—
Net interest income after provision for credit losses	12,745	13,778	13,167
Non-interest income:
Service charges on deposit accounts	485	513	488
Interchange income	551	583	549
Loan servicing income	569	527	701
Gain on sale of loans	298	144	722
Loan fees and service charges	80	179	92
Net gains (losses) on investment securities	56	708	(37)
Other	253	219	198
Total non-interest income	2,292	2,873	2,713
Non-interest expense:
Compensation and related benefits	5,338	5,241	5,398
Occupancy	1,423	1,353	1,365
Data processing	1,460	1,355	1,301
Amortization of intangible assets	204	252	399
Mortgage servicing rights expense, net	158	157	(327)
Advertising, marketing and public relations	136	255	212
FDIC premium assessment	201	118	115
Professional services	505	555	402
Gains on repossessed assets, net	(29)	(378)	(7)
New market tax credit depletion	—	162	163
Other	725	1,266	647
Total non-interest expense	10,121	10,336	9,668
Income before provision for income taxes	4,916	6,315	6,212
Provision for income taxes	1,254	1,619	1,506
Net income attributable to common stockholders	$3,662	$4,696	$4,706
Per share information:
Basic earnings	$0.35	$0.45	$0.45
Diluted earnings	$0.35	$0.45	$0.45
Cash dividends paid	$0.29	$—	$0.26
Book value per share at end of period	$15.70	$16.03	$15.72
Tangible book value per share at end of period (non-GAAP)	$12.48	$12.77	$12.40
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022

GAAP pretax income	$4,916	$6,315	$6,212
Branch closure costs (1)	—	646	—
Pretax income as adjusted (2)	4,916	6,961	6,212
Provision for income tax on net income as adjusted (3)	1,254	1,785	1,506
Net income as adjusted (non-GAAP) (2)	$3,662	$5,176	$4,706
GAAP diluted earnings per share, net of tax	$0.35	$0.45	$0.45
Branch closure costs, net of tax (4)	—	0.04	—
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.35	$0.49	$0.45

Average diluted shares outstanding	10,477,610	10,460,025	10,541,306

(1) Branch closure costs include severance pay recorded in compensation and benefits and accelerated depreciation expense included in other non-interest expense in the consolidated statement of operations.
(2) Pretax income as adjusted and net income as adjusted is a non-GAAP measure that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(3) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.
(4) Branch closure costs, net of tax is rounded to $0.04 to balance to diluted earnings per share, as adjusted, net of tax (non-GAAP).

Loan Composition
(in thousands)

	March 31, 2023	December 31, 2022	March 31, 2022
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$726,748	$725,971	$689,774
Agricultural real estate	90,958	87,908	75,716
Multi-family real estate	207,786	208,908	179,487
Construction and land development	114,951	102,492	87,880
C&I/Agricultural operating:
Commercial and industrial	130,943	136,013	121,022
Agricultural operating	24,146	28,806	28,757
Residential mortgage:
Residential mortgage	110,379	105,389	84,773
Purchased HELOC loans	3,206	3,262	3,487
Consumer installment:
Originated indirect paper	9,314	10,236	14,508
Other consumer	6,728	7,150	8,191
Gross loans before SBA PPP loans	$1,425,159	$1,416,135	$1,293,595
SBA PPP loans	—	—	2,071
Gross loans	$1,425,159	$1,416,135	$1,295,666
Unearned net deferred fees and costs and loans in process	(2,689)	(2,585)	(2,223)
Unamortized discount on acquired loans	(1,515)	(1,766)	(3,267)
Total loans receivable	$1,420,955	$1,411,784	$1,290,176

Nonperforming Assets
(in thousands, except ratios)

	March 31, 2023 (1)	December 31, 2022	March 31, 2022
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$5,514	$5,736	$5,503
Agricultural real estate	2,496	2,742	3,454
Construction and land development	—	—	129
Commercial and industrial (“C&I”)	452	552	284
Agricultural operating	794	890	1,064
Residential mortgage	1,131	1,253	1,334
Consumer installment	23	31	90
Total nonaccrual loans	$10,410	$11,204	$11,858
Accruing loans past due 90 days or more	224	246	398
Total nonperforming loans (“NPLs”)	10,634	11,450	12,256
Foreclosed and repossessed assets, net	1,113	1,271	1,368
Total nonperforming assets (“NPAs”)	$11,747	$12,721	$13,624
Loans, end of period	$1,420,955	$1,411,784	$1,290,176
Total assets, end of period	$1,860,720	$1,816,386	$1,775,469
Ratios:
NPLs to total loans	0.75%	0.81%	0.95%
NPAs to total assets	0.63%	0.70%	0.77%

(1) Loan balances are at amortized cost.

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended March 31, 2023			Three Months Ended December 31, 2022			Three Months Ended March 31, 2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$18,270	$140	3.11%	$8,134	$88	4.29%	$35,208	$13	0.15%
Loans receivable	1,412,409	17,126	4.92%	1,399,244	17,041	4.83%	1,304,141	13,767	4.28%
Interest bearing deposits	249	1	1.63%	337	2	2.35%	1,511	8	2.15%
Investment securities (1)	270,174	2,175	3.22%	264,064	1,990	3.01%	288,261	1,416	1.99%
Other investments	16,663	231	5.62%	15,783	238	5.98%	15,258	172	4.57%
Total interest earning assets (1)	$1,717,765	$19,673	4.64%	$1,687,562	$19,359	4.55%	$1,644,379	$15,376	3.79%
Average interest bearing liabilities:
Savings accounts	$216,169	$382	0.72%	$226,082	$312	0.55%	$233,642	$99	0.17%
Demand deposits	391,635	1,432	1.48%	379,011	836	0.88%	410,890	213	0.21%
Money market accounts	301,710	1,096	1.47%	316,791	710	0.89%	299,004	216	0.29%
CD’s	255,567	1,438	2.28%	205,201	837	1.62%	189,185	540	1.16%
Total deposits	$1,165,081	$4,348	1.51%	$1,127,085	$2,695	0.95%	$1,132,721	$1,068	0.38%
FHLB advances and other borrowings	232,166	2,530	4.42%	212,051	2,186	4.09%	166,118	1,141	2.79%
Total interest bearing liabilities	$1,397,247	$6,878	2.00%	$1,339,136	$4,881	1.45%	$1,298,839	$2,209	0.69%
Net interest income		$12,795			$14,478			$13,167
Interest rate spread			2.64%			3.10%			3.10%
Net interest margin (1)			3.02%			3.40%			3.25%
Average interest earning assets to average interest bearing liabilities			1.23			1.26			1.27

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the quarters ended March 31, 2023, December 31, 2022 and March 31, 2022. The FTE adjustment to net interest income included in the rate calculations totaled $0, $0 and $1 thousand for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

Key Financial Metric Ratios Based on a Net Income as Adjusted Basis:

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Ratios based on net income:
Return on average assets (annualized)	0.81%	1.03%	1.09%
Return on average equity (annualized)	9.03%	11.32%	11.38%
Return on average tangible common equity[4] (annualized)	11.85%	14.85%	15.32%
Efficiency ratio	66%	61%	58%
Net interest margin with loan purchase accretion	3.02%	3.40%	3.25%
Net interest margin without loan purchase accretion	2.99%	3.33%	3.17%
Ratios based on net income as adjusted (non-GAAP)
Return on average assets as adjusted[2] (annualized)	0.81%	1.14%	1.09%
Return on average equity as adjusted[3] (annualized)	9.03%	12.47%	11.38%

Reconciliation of Return on Average Assets as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022

GAAP earnings after income taxes	$3,662	$4,696	$4,706
Net income as adjusted after income taxes (non-GAAP) (1)	$3,662	$5,176	$4,706
Average assets	$1,823,748	$1,803,155	$1,750,114
Return on average assets (annualized)	0.81%	1.03%	1.09%
Return on average assets as adjusted (non-GAAP) (annualized)	0.81%	1.14%	1.09%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
GAAP earnings after income taxes	$3,662	$4,696	$4,706
Net income as adjusted after income taxes (non-GAAP) (1)	$3,662	$5,176	$4,706
Average equity	$164,426	$164,621	$167,746
Return on average equity (annualized)	9.03%	11.32%	11.38%
Return on average equity as adjusted (non-GAAP) (annualized)	9.03%	12.47%	11.38%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	March 31, 2023	December 31, 2022	March 31, 2022
Total stockholders’ equity	$164,561	$167,088	$165,494
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,245)	(2,449)	(3,499)
Tangible common equity (non-GAAP)	$130,818	$133,141	$130,497
Ending common shares outstanding	10,482,821	10,425,119	10,526,781
Book value per share	$15.70	$16.03	$15.72
Tangible book value per share (non-GAAP)	$12.48	$12.77	$12.40

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	March 31, 2023	December 31, 2022	March 31, 2022
Total stockholders’ equity	$164,561	$167,088	$165,494
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,245)	(2,449)	(3,499)
Tangible common equity (non-GAAP)	$130,818	$133,141	$130,497
Total Assets	$1,860,720	$1,816,386	$1,775,469
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,245)	(2,449)	(3,499)
Tangible Assets (non-GAAP)	$1,826,977	$1,782,439	$1,740,472
Total stockholders’ equity to total assets ratio	8.84%	9.20%	9.32%
Tangible common equity as a percent of tangible assets (non-GAAP)	7.16%	7.47%	7.50%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Total stockholders’ equity	$164,561	$167,088	$165,494
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,245)	(2,449)	(3,499)
Tangible common equity (non-GAAP)	$130,818	$133,141	$130,497
Average tangible common equity (non-GAAP)	$130,582	$130,577	$132,550
GAAP earnings after income taxes	3,662	4,696	4,706
Amortization of intangible assets, net of tax	152	190	302
Tangible net income	$3,814	$4,886	$5,008
Return on average tangible common equity (annualized)	11.85%	14.85%	15.32%

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Non-interest expense (GAAP)	$10,121	$10,336	$9,668
Less amortization of intangibles	(204)	(252)	(399)
Efficiency ratio numerator (GAAP)	$9,917	$10,084	$9,269

Non-interest income	$2,292	$2,873	$2,713
Loss (Gain) on investment securities	(56)	(708)	37
Net interest margin	12,795	14,478	13,167
Efficiency ratio denominator (GAAP)	$15,031	$16,643	$15,917
Efficiency ratio (GAAP)	66%	61%	58%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity)”.